As filed with the Securities and Exchange Commission on July 16, 2002
                                                      Registration No. 333-90730
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------

                                 AMENDMENT NO. 1
                                       to
                                    FORM F-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       LION BIOSCIENCE AKTIENGESELLSCHAFT
             (Exact name of Registrant as specified in its charter)
                                       N/A
                 (Translation of Registrant's name into English)

          Federal Republic of Germany                            Not Applicable
(State or other jurisdiction of incorporation    ----------   (I.R.S. Employer
               or organization)                           Identification Number)
                    LION BIOSCIENCE AG                     LION BIOSCIENCE INC.
                    Waldhofer Str. 98                   141 Portland, 10th floor
                D-69123 Heidelberg Germany               Cambridge, MA 02139 USA
                    (49) (6221) 4038-0                        (617) 245-5400
     (Address, including zip code, and            (Name, address, including zip
 telephone number, including area code,            code, and telephone number,
of Registrant's principal executive offices)      including area code, of agent
                                                            for service)
                                 with copies to
       Sven O. Riethmueller, Esq.                       Bernard S. Kramer, Esq.
         LION bioscience, Inc.                          McDermott, Will & Emery
        141 Portland, 10th floor                            227 West Monroe
        Cambridge, MA 02139 USA                          Chicago, IL 60606 USA
             (617) 245-5400                                  (312) 372-2000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. []

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. The selling shareholders may not sell these securities nor may they accept offers to buy them before the time the registration statement is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 16, 2002



                       LION BIOSCIENCE AKTIENGESELLSCHAFT


                             [GRAPHIC OMITTED] LION


                      1,116,175 AMERICAN DEPOSITARY SHARES
                     REPRESENTING 1,116,175 ORDINARY SHARES


         The selling shareholders named in this prospectus may offer and sell from time to time up to 1,116,175 of our American Depositary Shares under this prospectus. Each ADS represents one ordinary share. The selling shareholders received the ADSs being offered in this prospectus pursuant to our acquisition of NetGenics, Inc. in January 2002.

         The selling shareholders will receive all of the proceeds from the sale of the ADSs. We will not receive any of the proceeds from the sale of the ADSs.

         The ADSs are quoted on the Nasdaq National Market under the symbol "LEON." The ordinary shares are listed on the Neuer Markt segment of the Frankfurt Stock Exchange under the symbol "LIO." On July 15, 2002, the last reported sale price of the ADSs on Nasdaq was $3.47 per ADS. On the same date, the last reported price for the ordinary shares on the Neuer Markt was (euro)
3.63 per share.


                              --------------------


         WE ENCOURAGE YOU TO READ THIS PROSPECTUS CAREFULLY AND IN ITS ENTIRETY, INCLUDING THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE AND THE RISK FACTORS INCLUDED THEREIN.


                              --------------------



         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                         This Prospectus is dated , 2002

                                TABLE OF CONTENTS

Enforceability of Civil Liabilities......................................     1
Where You Can Find More Information......................................     1
Incorporation by Reference...............................................     2
Special Note Regarding Forward Looking Statements........................     2
The Company..............................................................     4
Risk Factors.............................................................     4
Use of Proceeds..........................................................     4
Capitalization...........................................................     5
Selling Shareholders.....................................................     5
Plan of Distribution.....................................................     8
Description of American Depositary Shares................................    10
Legal Matters............................................................    16
Experts..................................................................    16

         In this prospectus, references to "our company" are to LION bioscience AG, and references to "our", "we", or "us" are to LION bioscience AG and, unless the context otherwise requires, to its subsidiaries. References to "NetGenics" are to NetGenics Inc., a corporation having its principal place of business in Cleveland, OH, USA, and, unless the context otherwise requires, to its subsidiaries. We acquired NetGenics effective January 30, 2002. Our consolidated financial statements are prepared in accordance with U.S. GAAP. Our consolidated financial statements are expressed in euro, the currency of the European Economic and Monetary Union, which was introduced on January 1, 1999. In this prospectus, references to "euro" or "(euro)" are to euro, references to "DM" are to Deutsche Mark and references to "U.S. dollars", "U.S.$" or "$" are to United States dollars. Our financial year ends on March 31 of each year. References to any financial year or to " FY" refer to the year ended March 31 of the calendar year specified.


                       ENFORCEABILITY OF CIVIL LIABILITIES

         We are organized under the laws of the Federal Republic of Germany. Substantially all of our directors and officers, and a substantial portion of our assets and those of our directors and officers, are located outside the United States. As a result, it may be difficult for our shareholders to effect service of process within the United States upon such persons or to realize against them upon judgments of courts of the United States predicated upon any civil liability provisions of U.S. federal securities laws. In addition, it may be difficult for our shareholders to enforce in original actions brought in courts in jurisdictions located outside the United States liabilities predicated upon U.S. federal securities laws.


                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual reports on Form 20-F, current reports and other information with the Securities and Exchange Commission. You may read and copy any of our SEC filings at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our filings with the SEC are also available to the public from commercial document retrieval services. Some of our SEC filings are also available at the website maintained by the SEC at "http://www.sec.gov."

         Our ADSs are quoted on the Nasdaq National Market. You may inspect any periodic reports and other information we file with the SEC at the offices of the Nasdaq Stock Market, Inc., 9801 Washingtonian Blvd., Fifth Floor, Gaithersburg, MD 20878.

         As a foreign private issuer, we are exempt from the rules under the Securities Exchange Act of 1934 which prescribe the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and "short-swing" profit recovery provisions contained in Section 16 of the Exchange Act.

         We have appointed JP Morgan Chase Bank to act as depositary for our ADSs. We furnish JP Morgan Chase Bank with English versions of our annual and quarterly reports as well as summaries or English versions of all notices of shareholders' meetings and other reports and communications we make generally available to our shareholders. Any record holder of our ADSs may read such reports, notices, summaries and communications at JP Morgan Chase Bank's office located at 60 Wall Street, New York, NY 10260.

         This prospectus is part of a registration statement on Form F-3 that we filed with the SEC under the Securities Act of 1933. This prospectus does not contain all the information contained in the registration statement. For further information about us and our shares and our ADSs, you should read the registration statement and the exhibits filed with the registration statement.


                           INCORPORATION BY REFERENCE

         The SEC allows us to "incorporate by reference" information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information superseded by information in this document. This prospectus incorporates by reference the following documents that we have previously filed with the SEC:

               (a) Our Annual Report on Form 20-F for the fiscal year ended March 31, 2002, filed with the Commission on June 17, 2002;

               (b) Our Report of Foreign Private Issuer on Form 6-K filed with the Commission on June 17, 2002; and

               (c) Our Report of Foreign Private issuer on Form 6-K filed with the Commission on July 16, 2002.

         The documents listed above contain important information about us and our finances. The more detailed information contained in the Form 20-F and Forms 6-K qualify this entire prospectus. Statements in this prospectus may modify or supersede statements in the Form 20-F and Forms 6-K and therefore the modified or superseded part of the original statement is not part of this prospectus.

         We incorporate by reference into this prospectus all annual reports on Form 20-F and all subsequent reports filed by us under the Exchange Act after the date of this prospectus and before we terminate this offering. We may incorporate by reference into this prospectus our reports on Form 6-K that we identify in the Form 6-K as being incorporated into this registration statement filed after the date of this prospectus and before we terminate this offering. We may modify or supersede any statement in this prospectus by statements in documents we incorporate by reference after the date of this prospectus. When that happens, the modified or superseded part of the original statement is not part of this prospectus.

         Each person to whom a copy of this prospectus is delivered may request a copy of any of the documents incorporated by reference in this prospectus at no cost. We will not include exhibits to the documents that you request unless the exhibits are specifically incorporated by reference into those documents. You may make your request for any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address: Ines Buth., Director of Investor Relations, LION bioscience Aktiengesellschaft, Waldhofer Str. 98, 69123 Heidelberg, Germany. Our telephone number is 49-6221-4038-100. Our corporate web site address is http://www.lionbioscience.com. The information on our web site is not intended to be a part of this prospectus.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus, and the other reports we have filed and may file from time to time with the SEC, contain forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including those listed under the caption "Risk Factors," that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by the forward-looking statements.

         In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of the terms or other comparable terminology.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

                                   THE COMPANY

         LION bioscience Aktiengesellschaft was founded around a nucleus of six scientists from the European Molecular Biology Laboratory in Heidelberg, Germany and the University of Heidelberg, together with the chairman of our management board, Dr. Friedrich von Bohlen und Halbach. Our company was incorporated on March 4, 1997 by registration with the commercial register of the local court in Heidelberg, Germany, under the number HRB 5706.

     We offer software licenses and develop integrated information and knowledge management solutions for the broader life sciences industry that span the entire R&D organization of life sciences customers. We offer these solutions on a fee-for-value basis. We also offer global professional services to customers related to these solutions.

     In August 2000, our company completed the initial public offering of its shares consisting of public offerings in Germany and the United States and an offering to institutional investors outside the United States and Germany. Our ordinary shares have been listed at the Frankfurt Stock Exchange in the market segment Neuer Markt since August 11, 2000. Our ADSs have been quoted on the Nasdaq National Market since August 11, 2000.

     The principle office of our company is located at Waldhofer Str. 98, 69123 Heidelberg, Germany. Our company's telephone number is: +49 (0) (6221) 4038-100. The principle office of LION bioscience Inc., our main U.S. subsidiary, is 9880 Campus Point Drive, San Diego, CA 9212. Our agent for service in the United States is CT Corporation System located at 111 Eighth Avenue, New York, NY 10011. Our Internet address is http://www.lionbioscience.com. None of the information on our web site is incorporated by reference into this prospectus.

                                  RISK FACTORS

         You should carefully consider the risks and uncertainties in our other filings with the SEC, including our Annual Report on Form 20-F for the year ended March 31, 2002, which is incorporated herein by reference and the other documents incorporated by reference herein, before making an investment decision.


                                 USE OF PROCEEDS

         The selling shareholders will receive all of the proceeds from the sale of ADSs offered by this prospectus. We will not receive any proceeds from the sale of the ADSs.

                                 CAPITALIZATION

         The following table sets forth our consolidated capitalization at March 31, 2002. You should read this table in conjunction with our annual financial statements, including the notes to those financial statements, incorporated by reference herein.

                                                                  MARCH 31, 2002
                                                                  --------------
                                                          (in thousands of euro)
              Long-term debt less current portion.............            2,560
              Shareholders' equity:
                   Ordinary shares(1).........................           19,870
                   Additional paid-in capital.................          293,937
                   Accumulated other comprehensive income.....              572
                   Accumulated losses.........................          (97,273)
                                                                        --------
                       Total shareholders' equity.............          217,106
                                                                        -------
              Total capitalization............................          219,666

(1) During FY 2002, the weighted average number of our company's shares outstanding was 18,940,029 (non-diluted and fully diluted). At March 31, 2002, the number of our company's shares outstanding was 19,870,175.

                              SELLING SHAREHOLDERS

         All of the shares being offered hereby are being offered for the accounts of the selling shareholders. The following table sets forth information, as of July 15, 2002, about the selling shareholders and their beneficial ownership of our ADSs. The information is based on information provided by or on behalf of the selling shareholders. This prospectus relates to periodic offers and sales of up to 1,116,175 shares represented by ADSs by the selling shareholders named below. Other than as set forth below, the selling shareholders do not hold any other position or office and have not had any other material relationship with us, or any of our predecessors or affiliates, during the past three years.

         The selling shareholders may offer all, some or none of the shares represented by ADSs. Since the selling shareholders may offer all or some portion of the shares or ADSs, no estimate can be given as to the percentage of equity capital that will be held by the selling shareholders after completion of the offering. In addition, the selling shareholders identified below may have sold, transferred or otherwise disposed of all or a portion of their shares or ADSs since the date on which they provided the information regarding their equity ownership in transactions exempt from the registration requirements of the Securities Act. No selling shareholder named in the table below beneficially owns or, after the offering will own, one percent or more of our outstanding ordinary shares or our total equity capital.

         The ordinary shares represented by ADSs offered by this prospectus may be offered from time to time by the selling shareholders named below:
                                                                    Shares Being
    Name of Selling Shareholder                                        Offered
    ---------------------------                                        -------
    Andrews, Martin(1).............................................        1,433
    Anson, John(1).................................................        1,433
    Ariane Health..................................................       14,751
    Bailey, Jeff(1)................................................        1,892
    Bush, Michael(1)...............................................        1,433
    Caduceus Capital II, L.P.......................................        6,560
    Cairns, John(1)................................................        1,433
    Casdin Life Sciences...........................................       27,078
    Chafoulias, Gus................................................           73
    Clarion Capital Corp...........................................        4,315
    Coe, David(1)..................................................        1,433
    College Retirement Fund........................................       91,111
    Collinson Howe Venture.........................................        1,895
    Cowell, Kara(1)................................................        1,720
    Crystal Internet Venture Fund, L.P.............................       37,814
    Dickson, Michael(1)............................................       11,470
    DrKB Life Science Part.........................................       77,922
    Eaton Vance Worldwide Pharmaceutical Trust, plc................       40,621
    Edgewater Private Equity Fund II, L.P..........................       20,564
    Elms, Steve....................................................           82
    Evolution Partners.............................................        7,372
    Finsbury Worldwide.............................................       16,035
    Friedman, JoAnn................................................            5
    Gawron, Lou(1).................................................        1,433
    Geschke, Robert(1).............................................        1,433
    Gilbert, Walter................................................        6,570
    Glynias, Manuel(1), (2)........................................       14,338
    Gould, Jack(1).................................................        1,433
    Griffiths, Kennneth(1).........................................        1,892
    Halkis Ltd.....................................................          734
    Hambrecht & Quist California...................................        6,355
    Hambrecht & Quist Employees....................................          660
    Hare & Co......................................................       14,744
    Hulsey, Zachary................................................           82
    Incyte Pharmaceutical, Inc. ...................................       41,173
    Indofin N.V....................................................        4,238
    International Biotechnology Trust, plc.........................      118,433
    Jain, Vivek....................................................           82
    Jardine, Lewis(1)..............................................        1,433
    JF Shea........................................................        4,128
    Johnson, Deborath(1)...........................................        1,433
    Johnston, Robert(1)............................................        1,433
    Kolbl, John(1).................................................        1,720
    Kolt, Benjamin(1)..............................................        1,433
    Krassavine, Anotoly(1).........................................        1,433
    LaVelle, Michael...............................................           17
    Lemanowicz, David(1)...........................................        1,433
    Leon, Darryl(1)................................................        1,433
    Livingston, Michael(1).........................................        2,121
    Lombard Odier & Cie............................................       80,649
    Markel, Scott(1)...............................................        1,433
    Merifin Capital NV.............................................       19,049

                                                                    Shares Being
    Name of Selling Shareholder                                          Offered
    ---------------------------                                          -------
    Merrill Lynch KECALP International L.P. 1997...................        5,897
    Merrill Lynch KECALP International L.P. 1999...................        3,686
    Merrill Lynch KECALP L.P. 1997.................................       30,962
    Merrill Lynch KECALP L.P. 1999.................................       33,174
    Miller, Mitchell(1)............................................        1,892
    Morgan, Bryan(1)...............................................        1,433
    Muzinich & Co..................................................        1,475
    Norris, David(1)...............................................        1,433
    Novak, Robert(1)...............................................        1,892
    O'Dell, Joanne(1)..............................................        2,580
    Oxford Bioscience Partners (Adjunct) II L.P....................        6,898
    Oxford Bioscience Partners (Bermuda) II Limited Partnership....       24,886
    Oxford Bioscience Partners (GS-Adjunct) II L.P.................        3,988
    Oxford Bioscience Partners II L.P..............................       33,209
    Pappajohn, Andrea..............................................           29
    Pappajohn, John................................................       37,329
    Pappajohn, Mary................................................          734
    Pappajohn, Melinda.............................................           29
    Pappajohn, Soc.................................................           73
    Pappajohn, Tel.................................................           73
    Peroni, Victor(1)..............................................        2,580
    Pietromica, Anthony(1).........................................        1,433
    PMA Ltd........................................................           73
    Principal Life Insurance Co....................................       59,192
    Purcell, Dennis................................................          165
    Rajapakse, Vinodh(1)...........................................        1,433
    Richards, Robert(1)............................................        1,892
    Riedel, Kelly(1)...............................................        1,547
    Snyder, David(1)...............................................        1,433
    Soclof, Michal(1)..............................................        2,580
    Solecki, Katherine(1)..........................................        1,433
    Sorensen, Kenneth..............................................        1,475
    Spaulding, Michael(1)..........................................        1,433
    Sump-Kleinhenz, Elizabeth(1)...................................        2,150
    Thebes, Ltd....................................................          734
    van den Broek, Richard.........................................           82
    Venrock Associates.............................................       34,038
    Venrock Associates II, L.P.....................................       47,325
    Voguestar......................................................          746
    von Cramer-Klett, Theodore R...................................        3,730
    Wehner, Klaus..................................................        1,526
    Will, Ruediger.................................................          737
    Winchester Global Trust Company Limited (as trustee
         for Caduceus Capital Trust)...............................       13,121
    WPG-Farber Institutional.......................................          287
    WPG-Farber Present Fund, L.P...................................       38,909
    WPG-Farber Present Overseas, L.P...............................        2,247
    WPG-Farber Present QP Fund, L.P................................        1,009
---------------------------
(1) An employee of ours or one of our subsidiaries.
(2) An officer of ours or one of our subsidiaries.

                              PLAN OF DISTRIBUTION

         Effective January 30, 2002, we acquired NetGenics, a provider of bioinformatics solutions for the life science research industry, which is located in Cleveland, Ohio. Pursuant to the acquisition, shares of preferred stock of NetGenics were converted into the right to receive ADSs of LION. The ADSs issued in the acquisition were issued pursuant to exemptions from registration under the Securities Act of 1933.

         Subject to the restrictions described below, the selling shareholders may offer and sell our ADSs covered by this prospectus from time to time in one or more of the following transactions:

     o on the Nasdaq National Market or any automated interdealer quotation system on which the ADSs are then listed or quoted,

     o    in the over-the-counter market,

     o    in privately negotiated transactions,

     o through the writing of non-traded and exchange-traded call options, in hedging transactions and in settlement of other transactions in standardized or over-the-counter options,

     o    in connection with short sales of ADSs,

     o    by pledge to secure debts and other obligations, or

     o    in any combination of the methods of sale described above.

         When we refer to selling shareholders in this section we are referring to the selling shareholders named in the table in the Selling Shareholders section of this prospectus and their pledgees, donees, transferees or other successors-in-interest selling shares received from a named selling shareholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus.

         The selling shareholders may effect any of the transactions described above by selling ADSs directly to purchasers or to or through broker-dealers, who may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers of ADSs for whom these broker-dealers may act as agents or to whom they sell as principal, or both. The compensation received by a particular broker-dealer might be in excess of customary commissions. In effecting sales, broker-dealers may arrange for other broker-dealers to participate.

         In connection with hedging transactions, broker-dealers or other financial institutions may engage in short sales of our ADSs in the course of hedging the positions they assume with the selling shareholders. The selling shareholders may also enter into options, loans, pledges or other transactions with broker-dealers or other financial institutions that require the delivery of the ADSs offered by this prospectus to such broker-dealer or other financial institution. The broker-dealers or other financial institutions may resell the ADSs pursuant to this prospectus, or a supplemented or amended prospectus which reflects the transaction.

         The selling shareholders and any broker-dealer who acts in connection with the sale of ADSs pursuant to this prospectus may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any compensation received by a selling shareholder or a broker-dealer and any profit on any resale of ADSs sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. Since selling shareholders may be deemed to be underwriters, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act.

         For a period of 180 days after January 30, 2002, without the prior written consent of LION, no LION ADS issued in the acquisition of NetGenics may be sold by the holder of the LION ADS. Prior to the expiration of the 180 day-period, the LION ADSs issued in the acquisition may be resold in certain distributions controlled by LION.

         Prior to completion of any sales under the registration statement of which this prospectus is a part, if we determine in good faith that our failure to (i) suspend sales of stock under the registration statement or (ii) amend or supplement the registration statement would have a material adverse effect on us, we may require the selling shareholders to suspend any further sales under the registration statement until we advise the selling shareholders that the registration statement has been amended or that conditions no longer exist which would require a suspension of sales. We may suspend sales under the registration statement for no more than ninety (90) days and no more than two (2) times during any twelve month period.

         We will bear the following expenses of the registration of the ADSs offered by this prospectus: (i) all registration and filing fees; (ii) the fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of our counsel in connection with blue sky qualifications of the ADSs); (iii) printing expenses; (iv) the reasonable fees and disbursements of our counsel and the customary fees and expenses for independent certified public accountants retained by us; (v) the reasonable fees and expenses of any experts retained by us in connection with the registration; and (vi) not more than $10,000 in legal fees of the selling shareholders. The selling shareholders will bear underwriting fees, discounts, or commissions attributable to the sale of ADSs and any out-of-pocket expenses (other than up to $10,000 in legal fees).

         The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the ADSs against liabilities, including liabilities arising under the Securities Act.

         The selling shareholders have severally agreed to indemnify us, our directors and officers who have signed this registration statement and any person who controls us against liabilities and expenses arising out of or based upon the information set forth in this prospectus and the registration statement of which this prospectus is a part, if the liability arises out of information furnished in writing to us by the selling shareholder or someone acting on its behalf for use in connection with the preparation of the registration statement, this prospectus or any amendment or supplement. In no event will a selling shareholder be liable to us in excess of the proceeds received by the selling shareholder in the offering, except in the event of fraud by the selling shareholder.

         In addition to the transactions described above,if a selling shareholder notifies us that any material arrangement has been entered into with an underwriter or a broker-dealer for the sale of ADSs through a special offering, block trade, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

     o the name of each selling shareholder and of the participating broker-dealer(s),

     o    the number of ADSs involved,

     o    the price at which the ADSs were sold,

     o the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable, and

     o    other facts material to the transactions.

                    DESCRIPTION OF AMERICAN DEPOSITARY SHARES

         JP Morgan Chase Bank, as depositary, issued the ADSs in connection with the acquisition of NetGenics. Each ADS represents an ownership interest in one ordinary share that LION deposited with a custodian appointed by the depositary under a deposit agreement among LION, the depositary and each ADS holder from time to time. In the future, each ADS will also represent any securities, cash or other property deposited with the depositary but not distributed by it directly to you. ADSs are evidenced by what are known as American Depositary Receipts, or "ADRs." An ADR may be issued in either book-entry form or certificated form by the depositary. If an ADR is issued in book-entry form, the holder of the ADR will receive periodic statements from the depositary showing the holder's ownership interest in ADSs.

         The depositary's office is located in New York, New York.

         ADSs may be held either directly or indirectly through a broker or other financial institution. One who holds ADSs directly is an ADR holder. The description below assumes that an ADR holder holds the ADSs directly. An ADR holder who hold the ADSs through a broker's or financial institution's nominee must rely on the procedures of such broker or financial institution to assert the rights of ADR holders described in this section. An ADR holder should consult with its broker or financial institution to find out what those procedures are.

         Because the depositary's nominee will actually be the registered owner of the LION ordinary shares underlying the ADSs, an ADR holder must rely on it to exercise the rights of a shareholder on its behalf. The obligations of the depositary and its agents are set out in the deposit agreement. The deposit agreement and the ADSs are generally governed by New York law.

         The following is a summary of the material provisions of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to an ADR holder. For more complete information, you should read the entire agreement. A copy of the agreement has been filed with the SEC and is available at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) 732-0330. You can also obtain a copy of the agreement by contacting LION.

ORDINARY SHARE DIVIDENDS AND OTHER DISTRIBUTIONS

     HOW WILL AN ADR HOLDER RECEIVE DIVIDENDS AND OTHER DISTRIBUTIONS ON THE ORDINARY SHARES UNDERLYING THE ADSS?

         The depositary has agreed to pay to the ADR holders the cash dividends or other distributions it or the custodian receives on the LION ordinary shares or other deposited securities, after deducting expenses. An ADR holder will receive those distributions in proportion to the number of underlying LION ordinary shares the holder's ADSs represent.

         LION may make various types of distributions with respect to its securities. Except as stated below, to the extent the depositary is legally permitted, it will deliver such distributions to ADR holders in proportion to their interests in the following manner:

         Cash. The depositary will convert cash distributions from foreign currency to U.S. dollars as promptly as practicable if this is permissible and can be done on a reasonable basis. The depositary will endeavor to distribute such cash in a practicable manner, and may deduct any taxes required to be withheld, any expenses of converting foreign currency and transferring funds to the United States, and certain other expenses and adjustments. In addition, before making a distribution, the depositary will deduct any taxes withheld. If the exchange rates fluctuate during a time when the depositary cannot convert the currency, you may lose some or all of the value of the distribution.

         Shares. In the case of a distribution in ordinary shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such ordinary shares. Only whole ADSs will be issued. Any ordinary shares which would result in fractional ADSs will be sold and the net proceeds will be distributed to the ADRs holders entitled thereto.

     Rights to receive additional shares. In the case of a distribution of rights to subscribe for additional ordinary shares or other rights, if LION provides satisfactory evidence that the depositary may lawfully distribute such rights, the depositary may arrange for ADR holders to instruct the depositary as to the exercise of such rights. However, if LION does not furnish such evidence, the depositary may:

     o sell such rights on the German stock exchange on which they are traded, if practicable, and distribute the net proceeds as cash; or

     o allow such rights to lapse, whereupon ADR holders will receive nothing.

         LION has no obligation to file a registration statement under the Securities Act in order to make any rights available to ADR holders. If LION does not choose to file a registration statement, the Securities Act will restrict the sale, deposit, cancellation and transfer of ADRs issued upon the exercise of rights.

         Other Distributions. In the case of a distribution of securities other than those described above, the depositary may either:

     o    distribute the securities in any manner it deems fair and equitable;
          or

     o sell the securities and distribute any net proceeds in the same way it distributes cash.

         Fractional cents will be withheld without liability for interest and added to future cash distributions.

         To the extent the depositary determines, after consultation with LION, that any distribution is not lawful or practicable with respect to any holder, the depositary may make the distribution in a method that it deems lawful and practicable, including the distribution of foreign currency or securities. The depositary may also retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities.

         There can be no assurances that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights or shares or other securities at a specified price, or that any such transactions can be completed within a specified time period.

DEPOSIT, WITHDRAWAL AND CANCELLATION

     HOW DOES THE DEPOSITARY ISSUE ADSS?

         The depositary will issue ADSs if an ADR holder or a holder's broker deposits LION ordinary shares or evidence of rights to receive shares with the custodian, along with any other documents required by the depositary.

         Shares deposited in the future with the custodian must be accompanied by certain documents, including instruments showing that such shares have been properly transferred or endorsed to the person on whose behalf the deposit is being made.

         The custodian will hold all deposited shares for the account of the depositary. ADR holders thus have no direct ownership interest in the shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited shares. The deposited shares and such additional items are referred to as deposited securities.

         Upon the deposit of shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary, the depositary will issue an ADS or ADR in the name of the person entitled thereto evidencing the number of ADSs to which such person is entitled. Certificated ADRs will be delivered at the depositary's office. At the risk, expense and request of an ADR holder, the depositary may deliver certificated ADRs at such other place as the holder may request. If ADRs are in book-entry form, a statement setting forth such ownership interest will be mailed to holders by the depositary.

     HOW DO ADR HOLDERS CANCEL AN ADS AND OBTAIN DEPOSITED SECURITIES?

         When you turn in your ADS at the depositary's office and upon (i) surrender of the ADR, (ii) payment of certain applicable fees, charges and taxes, and (iii) in the case of ADRs held through the depositary's direct registration system, appropriate instructions, the depositary will deliver the underlying ordinary shares to an account with Clearstream Banking AG that the holder specifies.

         Before you withdraw deposited securities, LION, the depositary or the custodian may require:

         o payment of stock transfer or other taxes or governmental charges and registration fees charged by third parties for the transfer of the deposited securities; and

         o proof as to the identity and genuineness of any signature and other information.

         The withdrawal of deposited securities may be also be suspended:

         o when LION requests, so that it may close its books or pay dividends in an orderly fashion or to facilitate orderly voting of the deposited securities; or

         o    when the registrar or Clearstream Banking AG is closed.

VOTING RIGHTS

     HOW DO ADR HOLDERS VOTE?

         If the depositary asks an ADR holder to provide it with voting instructions, the ADR holder may instruct the depositary how to exercise the voting rights of the shares which underlie its ADSs.

         After receiving voting materials from LION, the depositary will notify all ADR holders of any shareholders' meeting or solicitation of consents or proxies. This notice will describe how an ADR holder may instruct the depositary to exercise the voting rights which underlie the ADSs. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, as far as practical, subject to the provisions of and governing the underlying ordinary shares or other deposited securities, to vote or to have its agents vote the shares or other deposited securities as an ADR holder instructs. The depositary will only vote or attempt to vote as an ADR holder instructs. The depositary will not itself exercise any voting discretion. Furthermore, neither the depositary nor its agents are responsible for any failure to carry out any voting instructions, for the manner in which any vote is cast or for the effect of any vote.

         Because there is no guarantee that an ADR holder will receive voting materials in time to instruct the depositary to vote, it is possible that an ADR holder, or persons who hold the ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

         Record Dates. The depositary will fix record dates for the determination of the ADR holders who will be entitled:

         o    to receive any distribution, or

         o to give instructions for the exercise of voting rights at a meeting of holders of ordinary shares or other deposited securities,

all subject to the provisions of the deposit agreement.

REPORTS AND OTHER COMMUNICATIONS

     WHERE WILL AN ADR HOLDER BE ABLE TO VIEW REPORTS FROM LION?

         The depositary will make available for inspection by ADR holders any written communications from LION which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities. These communications will be furnished by LION in English when so required by any rules or regulations of the SEC.

FEES AND EXPENSES

     WHAT FEES AND EXPENSES WILL AN ADR HOLDER BE RESPONSIBLE FOR PAYING?

         ADR holders will be charged a fee for issuance of ADSs, including issuances resulting from distribution of shares, rights and other property, and for each surrender of ADSs in exchange for deposited securities. The fee in each case is $5.00 for each 100 ADSs, or any portion thereof, issued or surrendered. ADR holders or persons depositing shares may also be charged the following expenses:

         o    stock transfer or other taxes and other governmental charges;

         o    cable, telex and facsimile transmission and delivery charges;

         o transfer or registration fees for the registration or transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities; and

         o expenses of the depositary in connection with the conversion of foreign currency into U.S. dollars. LION will pay all other charges and expenses of the depositary and any agent of the depositary, except the custodian, pursuant to agreements from time to time between LION and the depositary. The fees described above may be amended from time to time.

PAYMENT OF TAXES

         ADR holders must pay any tax or other governmental charge payable by the custodian or the depositary on any ADS or ADR, deposited security or distribution. If an ADR holder owes any tax or other governmental charge, the depositary may deduct the amount thereof from any cash distributions, or sell deposited securities and deduct the amount owing from the net proceeds of such sale. In either case the ADR holder remains liable for any shortfall. Additionally, if any tax or governmental charge is unpaid, the depositary may refuse to effect any registration or any withdrawal of deposited securities, each except under limited circumstances mandated by securities regulations. If any tax or governmental charge is required to be withheld on any non-cash distribution, the depositary may sell the distributed property or securities to pay such tax or charge and distribute any remaining net proceeds to the ADR holders entitled thereto.

RECLASSIFICATIONS, RECAPITALIZATIONS AND MERGERS

         If LION takes certain actions that affect the deposited securities, including (i) any change in nominal value, split-up, consolidation or other reclassification of deposited securities, (ii) any dividend or free distribution on deposited securities consisting of shares or any other distribution other than of cash or rights to obtain shares, and (iii) any recapitalization, reorganization, merger, liquidation, or similar corporate event or sale of all or substantially all LION's assets, then any of the cash or securities the depositary receives shall constitute part of the deposited securities and each ADR will then represent a proportionate interest in such property or, the depositary may, if LION so requests:

         o    distribute any part of the cash or securities so received;

         o    execute and deliver ADSs; or

         o    call for the surrender of outstanding ADSs in exchange for new
              ADSs.

AMENDMENT AND TERMINATION

     HOW MAY THE DEPOSIT AGREEMENT BE AMENDED?

         LION may agree with the depositary to amend the deposit agreement and the ADRs without an ADR holder's consent for any reason. ADR holders must be given at least 30 days' notice of any amendment that imposes or increases any fees or charges or otherwise prejudices any substantial existing right of ADR holders. The imposition or increase of taxes or charges specifically payable by ADR holders under the deposit agreement does not require 30 days' notice. If an ADR holder continues to hold ADSs or ADRs after being so notified, the ADR holder is deemed to have agreed to the amendment. An amendment can become effective before notice is given if this is necessary to ensure compliance with a new law, rule or regulation.

         No amendment will impair your right to surrender your ADSs and receive the underlying securities. If a governmental body adopts new laws or rules which require the deposit agreement or ADSs to be amended, LION and the depositary may make the necessary amendments, which could take effect before you receive notice thereof.

     HOW MAY THE DEPOSIT AGREEMENT BE TERMINATED?

         LION may direct the depositary to terminate the deposit agreement and the ADRs by giving the ADR holders at least 30 days' prior notice. The depositary may terminate the deposit agreement by giving the ADR holders at least 30 days' prior notice at any time 45 days or more after it has given LION its written resignation if LION has not named a successor depositary under the deposit agreement before the end of such 45 days. After termination, the depositary's only responsibility will be (i) to deliver deposited securities to ADR holders who surrender their ADRs and (ii) to receive and hold or sell distributions received on deposited securities. As soon as practicable after the expiration of one year from the termination date, the depositary will sell the deposited securities which remain and hold the net proceeds of such sales, without liability for interest, in trust for the ADR holders who have not yet surrendered their ADRs. After making such sale, the depositary shall have no obligations except to account for such proceeds and other cash.

LIMITATIONS ON OBLIGATIONS AND LIABILITY TO ADS HOLDERS

         The deposit agreement expressly limits the obligations and liability of the depositary, LION and their respective agents. Neither LION nor the depositary will be liable:

         o if either is prevented or delayed by, or subject to any civil or criminal penalty in performing any obligation by law, regulation, the provisions of or governing the deposited securities, or acts of God, war or other circumstances beyond its control;

         o for exercising or failing to exercise discretion under the deposit agreement;

         o if either performs its obligations without gross negligence or bad faith; or

         o for any action based on advice or information from legal counsel, accountants, a person presenting shares for deposit, any holder, or other person believed in good faith to be competent to give such advice.

         Neither the depositary nor its agents has any obligation to appear in, prosecute or defend any action, suit or other proceedings in respect of any deposited securities or the ADSs.

         The depositary will not be responsible for failing to carry out instructions to vote the ADSs or for the manner in which ADSs are voted or the effect of the vote.

         The depositary may own and deal in securities and in ADSs.

REQUIREMENTS FOR DEPOSITARY ACTIONS

         LION, the depositary or the custodian may refuse to:

         o    issue, register or transfer an ADS or ADRs;

         o    effect a split-up or combination of ADRs; or

         o    deliver distributions on any ADSRs,

unless the deposit agreement provides otherwise, until the following conditions have been met:

         o the holder has paid all stock transfer or other taxes, governmental charges, and registration fees charged by third parties for the transfer of any deposited securities;

         o the holder has provided the depositary with any information the depositary may deem necessary and consistent with the deposit agreement, including, without limitation, proof of identity and the genuineness of any signature; and

         o the holder has complied with such regulations as the depositary may establish under the deposit agreement.

         The depositary may also suspend the issuance of ADSs, the deposit of shares, the registration, transfer, split-up or combination of ADRs, or the withdrawal of deposited securities unless the deposit agreement provides otherwise, if the register for ADRs or any deposited securities is closed or if the depositary or LION decides any such action is advisable.

         By holding an ADR or an interest in an ADS, you will be agreeing to comply with all applicable provisions of German law and LION's corporate documents regarding the notification of changes in your interest in shares, including Sections 21 and 22 of the German Securities Trading Act. As of January 1, 2002, the statutory notification obligations of the German Securities Trading Act apply to any shareholders of LION who hold, either directly or by way of imputation pursuant to the provisions of Section 22 of the German Securities Trading Act, voting rights in LION and reach or exceed 5%, 10%, 25%, 50% or 75% of the voting rights in LION or, after having reached or exceeded any such threshold, fall below that threshold.

         By holding an ADR or an interest in an ADS you:

         o will be deemed to acknowledge that failure to provide on a timely basis any required notification of a change in interest in shares may result in withholding of certain rights, including voting and dividends rights, in respect of the shares in which you have an interest; and

         o agree to comply with all such disclosure requirements and ownership limitations and to cooperate with the depositary in compliance with any instructions from us in respect thereof.

PRE-RELEASE OF ADSS

         The depositary may also issue ADRs prior to the deposit with the custodian of shares or rights to receive shares. This is called a pre-release of the ADR. A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may pre-release ADRs only if:

          o the depositary has received collateral for the full market value of the pre-released ADRs; and

          o each recipient of pre-released ADRs agrees in writing that he or she:

               o    beneficially owns the underlying shares;

               o transfers all rights in such shares to the depositary for the benefit of holders of ADRs;

               o    holds such shares for the account of the depositary;

               o will deliver such shares to the custodian as soon as practicable, and promptly but in no event more than five business days after a demand therefor; and

               o will not take any action that is inconsistent with the transfer of beneficial ownership of the shares of ADSs other than in satisfaction of the pre-release.

         In general, the number of pre-released ADRs will not evidence more than 20% of all ADRs outstanding at any given time excluding those evidenced by pre-released ADRs. However, the depositary may change or disregard such limit from time to time.

THE DEPOSITARY

     WHO IS THE DEPOSITARY?

         JP Morgan Chase Bank is a New York banking corporation.


                                  LEGAL MATTERS

         The legality and validity of the LION ordinary shares represented by ADSs is being passed upon for us by McDermott, Will & Emery, counsel for the company.


                                     EXPERTS

         The consolidated financial statements of LION appearing in our Annual Report (Form 20-F) for the year ended March 31, 2002, have been audited by Ernst & Young Deutsche Allgemeine Treuhand, AG, Wirschaftprufungsgesellschaft, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of NetGenics as of and for the year ended December 31, 2001 appearing in our Report of Foreign Private Issuer on Form 6-K filed on June 14, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         The audited historical consolidated financial statements of Netgenics, Inc. as of December 31, 2000 and for the year ended December 31, 2000 incorporated in this Registration Statement by reference to the Form 6-K, of LION dated June 14, 2002 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, independent accountants, given the authority of said firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under German law, LION may indemnify its officers (Leitende Angestellte), and, under certain circumstances, German labor law requires a stock corporation to do so. However, LION may not, as a general matter, indemnify members of LION's management board or LION's supervisory board. A German stock corporation may, however, purchase directors and officers insurance. Such insurance may be subject to any mandatory restrictions imposed by German law. In addition, German law may permit a corporation to indemnify a member of the board of management or the supervisory board for attorneys' fees incurred if such member is the successful party in a suit in a country, such as the United States, where prevailing parties are required to bear their own costs, if German law would have required the losing party to pay such member's attorneys' fees had the suit been brought in Germany.

         Members of LION's management board are covered by liability insurance, including insurance against liabilities under the U.S. Securities Act of 1933.

ITEM 9.  EXHIBITS

       EXHIBIT NO.                   DESCRIPTION OF EXHIBIT
       -----------                   ----------------------

                 1   Articles of Association of LION bioscience
                     Aktiengesellschaft (English translation) (incorporated by
                     reference to Exhibit 1 of our company's Annual Report for
                     FY 2002 on Form 20-F)
              *5.1   Opinion of McDermott, Will & Emery as to the legality of
                     the registrant's shares being registered hereby
             *23.1   Consent of McDermott, Will & Emery (contained in Exhibit
                     5.1)
             *23.2   Consent of Ernst & Young Deutsche Allgemeine Treuhand AG,
                     Wirtschaftsprufungsgesellschaft, independent auditors
             *23.3   Consent of Ernst & Young LLP, independent auditors
             *23.4   Consent of PriceWaterhouseCoopers, independent accountants

              * Previously filed.

ITEM 10.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 which are incorporated by reference in the Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. If the Registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A of Form 20-F (17 CFR 249.220f) at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or ss.210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the form F-3.

         5. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted against the Registrant by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has theretofore been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Heidelberg, Germany, on this 16th day of July, 2002.

                                    LION bioscience Aktiengesellschaft


                                    By: /s/ Dr. Friedrich von Bohlen und Halbach
                                       -----------------------------------------
                                       Dr. Friedrich von Bohlen und Halbach
                                       Chief Executive Officer and Chairman
                                       of the Management Board

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 16th day of July, 2002.

Name                                            Title
----                                            -----

/s/ Dr. Friedrich von Bohlen und Halbach       Chief Executive Officer, Chairman
--------------------------------------------   of the Management Board
Dr. Friedrich von Bohlen und Halbach           (principal executive officer)


/s/ Martin Hollenhorst*                         Chief Financial Officer
--------------------------------------------    (principal financial and
Martin Hollenhorst                              accounting officer)


/s/ Dr. Jan Mous*                               Chief Scientific Officer and
--------------------------------------------    Member of the Management Board
Dr. Jan Mous


/s/ Dr. Reinhard Schneider*                     Chief Information Officer,
--------------------------------------------    Member of the Management Board
Dr. Reinhard Schneider                          and Authorized Representative in
                                                United States

* By Sven Riethmueller, attorney-in-fact

                                  EXHIBIT INDEX


       EXHIBIT NO.                   DESCRIPTION OF EXHIBIT
       -----------                   ----------------------

                 1   Articles of Association of LION bioscience
                     Aktiengesellschaft (English translation) (incorporated by
                     reference to Exhibit 1 of our company's Annual Report for
                     FY 2002 on Form 20-F)
              *5.1   Opinion of McDermott, Will & Emery as to the legality of
                     the registrant's shares being registered hereby
             *23.1   Consent of McDermott, Will & Emery (contained in Exhibit
                     5.1)
             *23.2   Consent of Ernst & Young Deutsche Allgemeine Treuhand AG,
                     Wirtschaftsprufungsgesellschaft, independent auditors
             *23.3   Consent of Ernst & Young LLP, independent auditors
             *23.4   Consent of PriceWaterhouseCoopers, independent accountants

                * Previously filed.